Exhibit 99.1

June 16, 2015
Bulletin No. 1480

Special Dividend, Reduced Stock Purchase Requirements, and
New Community Investment Program

Dear Chief Executive Officer:

The Bank announced on January 15, 2015, that it had entered into settlement agreements with certain defendants in connection with its ongoing private-label mortgage-backed securities litigation.

I am pleased to announce that the Bank’s Board of Directors is allocating a portion of the proceeds of those settlements to:

•	A special dividend of $145 million (an annualized rate of 14.98%) on capital stock outstanding during the first quarter of 2015, to be paid on June 23, 2015

•	A further reduction in the Bank’s stock purchase requirements, effective August 3, 2015

•	A new $40 million community investment program to be developed by the Bank and announced later this year

Special Dividend
On June 16, 2015, the Bank’s Board of Directors declared a special dividend of $145 million on the capital stock outstanding during the first quarter of 2015, for an annualized rate of 14.98%. The special dividend will be based on the prorated amount of stock outstanding to each shareholder during the quarter ended March 31, 2015, and will be credited to each shareholder’s Settlement/Transaction Account on June 23, 2015.

Reduced Stock Purchase Requirements
Effective August 3, 2015, the Bank is further reducing its activity-based stock purchase requirements, within the ranges authorized by the Bank’s Capital Plan, as follows:

•	Advances: The activity-based stock requirement for advances will be reduced from 3.0% to 2.7%.

•	Mortgage Partnership Finance® (MPF®) Program: The activity-based stock requirement for mortgage loans sold to the Bank under the MPF Program will be reduced from 3.0% to 0.0%.

These changes will provide members with more efficient access to Bank advances and make the MPF Program simpler to use. As a result of the changes, some of the stock held by members will become surplus stock and some of the stock held by nonmember shareholders will become excess stock. The next scheduled repurchase of surplus and excess stock will take place in August.

New Community Investment Program
The Bank’s Board of Directors has allocated $40 million for a new community investment program to be developed. Details about the program will be announced later this year.

As always, our goal is to support our members in meeting the credit needs of their communities. The actions announced today are intended to contribute to your financial strength and flexibility, enhance your access to our products and services, and support your investment in the communities you serve. If you have any questions about the special dividend or the changes to the activity-based stock requirements, please contact your Relationship Manager.

Sincerely,

Dean Schultz
President and Chief Executive Officer

cc:    Chief Financial Officer
Credit Contact

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This bulletin contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the Bank’s plans to repurchase surplus and excess capital stock, expected dividend payments, and the development of a new community investment program. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “to be,” “will,” or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory actions, future operating results, and legislative or regulatory changes; and changes to the Bank’s capital metrics or capital management objectives and strategies. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.